SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 11, 2007

AHPC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

0-17458	73-1326131
(Commission File Number)	(I.R.S. Employer I.D. Number)

80 Internationale Boulevard, Unit A Glendale Heights, Illinois	60139
(Address of Principal Executive Offices)	(Zip Code)

630-407-0242
(Registrant's telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2007, Anthony F. Alibrio, Sr., a director of AHPC Holdings, Inc. (the "Company"), resigned as a director of the Company.

Section 8 – Other Events

Item 8.01               Other Events

On September 7, 2007, WRP Asia Pacific Sdn. Bhd., a corporation organized and existing under the laws of Malaysia ("WRP"), filed suit against the Company and its wholly owned subsidiary American Health Products Corporation ("AHPC").  WRP is one of AHPC's major glove suppliers.  In the complaint, WRP asserts, among other things, that AHPC has breached the terms of the Supply and Requirement Agreement, as amended, between AHPC and WRP and that AHPC and the Company have failed to make payments due and owing under the amended Supply and Requirement Agreement in the amount of $1,718,476.11, plus interest.  The Company and AHPC are currently evaluating their options in connection with responding to this complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        AHPC HOLDINGS, INC.
Date:  September 14, 2007
        BY  /s/ Alan E. Zeffer
                                               Alan E. Zeffer, President and Chief
                               Executive Officer